Exhibit 10.28


                              CONSULTING AGREEMENT

         THIS AGREEMENT (along with all Exhibits attached hereto hereinafter referred to as the "Agreement") made effective as of July 1, 2001 by and between SAC Technologies, Inc., a Minnesota corporation with its principal place of business at 1285 Corporate Center Drive, Suite 175, Eagan, MN 55121 (the "Company") and Barry Wendt, residing at 9708 Park Brook Ave, Las Vegas, NV., (the "Consultant").

                                   WITNESSETH:

         WHEREAS, Consultant currently has an employment agreement with the Company and is employed as the Company's CEO; and

         WHEREAS, the Consultant desires to change his employment status with the Company in order to help facilitate additional financing opportunities for the Company; and

         WHEREAS, the Company desires to secure the services of the Consultant as a Technology Advisor in accordance with the provisions of this Agreement; and

         WHEREAS, the Consultant desires and is willing to provide consulting services to the Company in accordance herewith.

         NOW THEREFORE, in consideration of the premises and Consultant terminating his existing employment agreement and associated earned benefits therein as the Company's CEO and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. AGREEMENT TERM. This Agreement shall remain in force and effect for a term commencing on the Effective Date hereof and expiring seven (7) months from the Effective Date thereof (the "Initial Term"), or until the consulting relationship is terminated pursuant to Section 4 hereof. Upon the expiration of the Initial Term, this Agreement will be renewed automatically for successive two (2) month periods (each, a "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 4 or unless either party gives written notice of non-renewal at least two (2) months prior to the date on which this Agreement would otherwise end.

         2. SERVICES PROVIDED, SUPPORT HOURS AND COMPANY SUPPLIED RESOURCES.

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                  (a) Services Provided. The Consultant shall provide Technology
Advisory services, including, without limitation, the evaluation of peer group technology, testing of Company technology, act as technology development advisor to Head of R&D, work with Company legal consul on patent submissions, provide planning and documentation for the evolution of the Company's core technology in addition to other duties which may be reasonably requested from time to time by the Company and accepted by the Consultant. The Company shall not require the Consultant to perform consulting services incident to this Agreement with the Company outside the State of Nevada unless mutually agreed to in writing by the Consultant and the Company.

                  (b) Support Hours. Consultant will provide at least 24 hours of consulting services a week during the term of this Agreement. The Company acknowledges and agrees that the Consultant shall be permitted to engage in and pursue such contemporaneous activities and interests as the Consultant may desire, for personal profit or otherwise, provided such activities do not interfere with the Consultant's performance of his duties and obligations hereunder.

                  (c) Company Supplied Resources. The Company will supply Consultant with current Software Developments Tools (SDK) that incorporate Debug capability (which will be returned to the Company upon termination of this Agreement) and a one-time $2,000 allowance for acquiring resources pre-approved in writing by Company the Consultant deems are necessary to provide effective and secure services to the Company.

         3. COMPENSATION. On and after the commencement of Consultant's employment, the Consultant shall receive, for all services rendered to the Company hereunder, the following:

                  (a) Base Compensation. The Consultant shall be paid a monthly consulting fee payable in bi-weekly installments according to the following schedule.

                      Month-1    $10,500   @ $5,250 Bi-weekly
                      Month-2    $10,000   @ $5,000 Bi-weekly
                      Month-3    $9,500    @ $4,750 Bi-weekly
                      Month-4    $9,000    @ $4,500 Bi-weekly
                      Month-5    $8,500    @ $4,250 Bi-weekly
                      Month-6    $8,000    @ $4,000 Bi-weekly
                      Month-7    $7,500    @ $3,750 Bi-weekly

                      If Agreement is extended:

                      Month-8>   $7,500    @ $3,750 Bi-weekly

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                  (b) Benefits Plans. The Consultant shall be eligible, as long as he meets any applicable eligibility requirements, to participate in any and all health benefit plans (including, but not limited to, life insurance, health, medical and dental plans) at Consultants expense, as is available for employees of the Company. The Consultant shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be eligible for benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing in this Section shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

                  (c) Expenses. Subject to and in accordance with the Company's policies and procedures, and, upon presentation of itemized accounts, the Consultant shall be reimbursed by the Company for reasonable and necessary business-related expenses pre-approved in writing by the Company, which expenses are incurred by the Consultant on behalf of the Company.

         4. TERMINATION. This Agreement may be terminated by either the Consultant or the Company at any time for any reason, subject only to the provisions of this Section 4.

                  (a) Death. This Agreement shall terminate on the date of the Consultant's death, in which event compensation, benefits, and reimbursable expenses owing to the Consultant through the date of the Consultant's death shall be paid to his estate. The Consultant's estate will not be entitled to any other compensation under this Agreement.

                  (b) Voluntary Termination by the Company. Upon termination of this Agreement by the Company, the Company and the Consultant shall be released from any and all further obligations under this Agreement except as follows; (i) if this Agreement is terminated by the Company prior to expiration of the Initial Term then the Consultant shall be paid a residual termination contract value according to the beginning month of termination as follows; Month-1=$65,000, Month-2=$58,000, Month-3=$52,500, Month-4=$48,500,
Month-5=$42,000, Month-6=$38,000, Month-7=$32,500, (ii) the Consultant's
obligations under Sections 7, 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the circumstances of any such termination, and the Consultant shall remain bound thereby, (iii) if the Company terminates this Agreement prior to the expiration of the Initial Term then the Consultant's obligations under Section 5 hereof shall terminate immediately.

                  (b) Voluntary Termination by the Consultant. Upon termination of this Agreement by the Consultant, the Company and Consultant shall be released from any and all further obligations under this Agreement except as follows; (i) the Consultant's obligations under Sections 7, 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the circumstances of any such termination, and the Consultant shall remain bound thereby, (ii) the Consultant's obligations under section 5 hereof shall terminate one (1) year following the date of termination.

                  (c) Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Consultant and the Company.

         5. NON-COMPETITION AND BUSINESS OPPORTUNITIES.

                  (a) Non-Competition. The Consultant understands that the Company is in the business of developing and licensing finger print identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users. Except for promoting and selling the Company's products and services, the Consultant agrees that during the period of his employment hereunder and for a period of one (1) year thereafter the Consultant will not directly or indirectly: (i) market, sell or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of his employment, to any customer or client of the Company or "Prospective Customer" or client of the Company; or
(ii) engage, directly or indirectly, whether as principal or as agent, officer, director, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business" unless approved in writing by the Company. For the purpose of this Section 5(a) "Prospective Customer" shall mean any person with whom the Company has engaged in any discussion or negotiation regarding the use of the Company's services. For purposes of this Section 5(a), the term "shareholder" shall exclude any interest owned by Employer in a public company to the extent the Employer owns less than ten percent (10%) of any such company's outstanding common stock. For the further purposes of this Agreement, the term "Competing Business", shall mean any person, corporation or other entity developing and/or licensing finger print identification or verification technologies or distributing products incorporating such technologies to original equipment manufacturers and end users at the time of such termination or non-renewal. Due to the nature of the markets served, and the technology and products to be developed and marketed by the Company which are intended to be available on an International basis, the restrictions set forth in this Section 5(a) can not be limited to a specific geographic area within the United States or the rest of the World.

                  (b) Non-Solicitation. The Consultant agrees that during the period of this Agreement hereunder and for a period of one (1) year thereafter, the Consultant will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or Prospective Customer, distributor or supplier, of the Company, or other persons sharing a

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business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. The Consultant agrees that during the period of this Agreement hereunder and for a period of one (1) year thereafter, Consultant will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, hire or solicit, any consultant, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

                  (c) Scope. The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Consultant agrees that damages are an inadequate remedy for any breach of such provisions and that the Company, shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions. If the Consultant shall violate this
Section 5, the duration of this Section 5 automatically shall be extended as against the Consultant for a period equal to the period during which the Consultant shall have been in violation of this Section 5. The covenants contained in this Section 5 are deemed to be material and the Company is entering into this Agreement relying on such covenants.

           6. REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT. The Consultant hereby represents and warrants to the Company as follows: (i) The Consultant has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by the Consultant and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Consultant is a party or by which he is or may be bound or subject; and
(iii) Except as set forth in Exhibit C attached hereto, the Consultant is not a party to any instrument, agreement, document, arrangement, including, but not limited to, invention assignment agreement, confidential information agreement, non-competition agreement, non-solicitation agreement, or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

         7. DISCLOSURE OF INNOVATIONS; ASSIGNMENT OF OWNERSHIP OF INNOVATIONS; PROTECTION OF CONFIDENTIAL INFORMATION. Consultant hereby represents and warrants to the Company that Consultant understands that the Company is in the business of developing and licensing finger print identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users and that Consultant may have access to or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical and/or business innovations.

                  (a) Disclosure of Innovations. Consultant agrees to disclose in writing to the Company all inventions, improvements and other innovations pertaining to the Companies business of developing and licensing finger print identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users that Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of Consultant's engagement under this Agreement with the Company, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

                  (b) Assignment of Ownership of Innovations. Consultant agrees that all Innovations required to be disclosed pursuant to Section 7(a) herein will be the sole and exclusive property of the Company and Consultant hereby assigns all of Consultant's rights, title or interest in the Innovations and all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the period of Consultant's employment and consulting with the Company, Consultant will assist and cooperate with the Company in all respects and will execute documents, and, subject to Consultant's reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Consultant hereby appoints an authorized officer of the Company as Consultant's attorney-in-fact to execute documents on his behalf for this purpose. Consultant has attached hereto as Exhibit D a list of Innovations as of the date hereof which belong to Consultant and which are not assigned to the Company hereunder (the "Prior Innovations"), or, if no such list is attached, Consultant represents that there are no Prior Innovations.

                  (c) Protection of Confidential Information of the Company. Consultant understands that Consultant's work as a consultant of the Company creates a relationship of trust and confidence between Consultant and the Company. During and after the period of Consultant's engagement under this Agreement with the Company, Consultant will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Consultant's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, consultant information and any other information not available to the general public, whether written or oral, which Consultant knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Consultant will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Consultant or that the Company regularly gives to third parties without restriction on use or disclosure.

         8. WORK MADE FOR HIRE.

                  (a) Work Made For Hire. Consultant further recognizes and understands that Consultant's services provided to the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Consultant shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. ss.ss. 1 et seq. In the event of publication of such materials, Consultant understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Consultant to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Consultant outside of the Company's facilities or other than during Consultant's working hours with the Company shall not diminish the Company's right with respect to such works which otherwise fall within this paragraph. Consultant agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph.

                  (b) Disclosure of Works and Inventions/Assignment of Patents. In consideration of the promises set forth herein, Consultant agrees to disclose promptly to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Consultant during the period of engagement under this Agreement which are solely related to the Company's current business, and Consultant hereby assigns and agrees to assign all of Consultant's interest in the foregoing to the Company or to its Designee. Consultant agrees that, whenever he is requested to do so by the Company, Consultant shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein.

         9. COMPANY PROPERTY. All records, files, lists, including computer generated lists, drawings, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items relating to the Company's business that the Consultant shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, the Consultant shall promptly return to the Company all property of the Company in his possession, including Company Business Property except for equipment and tools that are pre-approved in writing by the Company that are to be utilized by Consultant to perform any future support services to the Company. The Consultant further represents that he will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of the Consultant's duties. The Consultant additionally represents that, upon termination of his engagement under this Agreement with the Company, he will not retain in his possession any such Company Business Property.

         10. COOPERATION. The Consultant agrees that both during and after his engagement under this Agreement that he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, consultant, shareholder, agent, representative, consultant, client, or vendor of the Company provided that the Company shall compensate Consultant for time and expenses associated with said Cooperation.

         11. DISPUTE SETTLEMENT PROCEDURE/WAIVER OF RIGHTS. The Consultant and the Company each agree that, in the event either party (or its representatives, successors or assigns) brings an action in a court of competent jurisdiction relating to the Consultant's recruitment, engagement of, or termination of services to the Company, each party in such action agrees to waive his, her, or its right to a trial by jury, and further agrees that no demand, request, or motion will be made for trial by jury.

         The parties hereto further agree that, in the event that either seeks relief in a court of competent jurisdiction for a dispute covered by this Agreement, any other Agreement between the Consultant and the Company or which relates to the Consultant's recruitment, engagement of, or termination of services provided to the Company, the defendant or third-party defendant in such action may, at any time within sixty (60) days of the service of the complaint, third-party complaint or cross-claim upon such party, at his, her or its option, require all or part of the dispute to be arbitrated by one arbitrator in accordance with the rules of the American Arbitration Association. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act. The parties understand and agree that, if the other party exercises his, her or its option, any dispute arbitrated will be heard solely by the arbitrator, and not by a court. Judgment upon the award rendered, however, may be entered in any court of competent jurisdiction. The cost of such arbitration shall be borne equally by the parties.

         This dispute resolution agreement will cover all matters directly or indirectly related to the Consultant's recruitment, engagement of or termination of services provided to the Company; including, but not limited to, claims involving laws against discrimination whether brought under federal and/or state law and/or local law, and/or claims involving co-consultants or employees but excluding Worker's Compensation Claims. Nothing contained in this Section 11 shall limit the right of the Company to enforce by court injunction or other equitable relief the Consultant's obligations under Sections 5, 7, 8, 9, 10 and 11 hereof.

         The right to a trial, and to a trial by jury, is of value.

         In the event the Consultant initiates an action against the Company for non-payment under this Agreement, the Consultant, if he recovers pursuant to such action, shall be entitled to also recover his attorney's fees reasonably necessary to maintain such action.

                  THE CONSULTANT MAY WISH TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. IF SO, THE CONSULTANT SHOULD TAKE A COPY OF THIS AGREEMENT WITH HIM TO AN ATTORNEY.

         12. INDEMNIFICATION. The Company shall indemnify Consultant and hold the Consultant harmless against any and all costs, expenses and liabilities for any claims, demands, suits, or any other actions taken against the Consultant while Consultant was acting on behalf of the Company as a Consultant, provided that Consultant was only performing duties or actions authorized by the Company, and the Company specifically agrees to pay all attorney fees incurred by the Consultant in connection with any such claim.

         13. CHOICE OF LAW AND JURISDICTION. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Minnesota. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of Minnesota, and of the United States District Court for the District of Minnesota in connection with any suit, action, or other proceeding concerning this Agreement or enforcement of Sections 5, 7, 8, 9, 10 and 11 hereof. The Consultant waives and agrees not to assert any defense that the court lacks jurisdiction, venue is improper, inconvenient forum or otherwise. The Consultant waives the right to a jury trial and agrees to accept service of process by certified mail at the Consultant's last known address.

         14. SUCCESSORS AND ASSIGNS. Neither this Agreement, nor any of the Consultant's rights, powers, duties or obligations hereunder, may be assigned by the Consultant. This Agreement shall be binding upon and inure to the benefit of the Consultant and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof. All covenants and restrictions upon the Consultant hereunder, including, but not limited to Sections 5, 7, 8, 9, 10 and 11 hereof, are specifically assignable by the Company.

         15. WAIVER. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of the Consultant's conduct shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Consultant's conduct in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

         16. NOTICES. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  (a) If to the Company:
                      SAC Technologies, Inc.
                      1285 Corporate Center Drive, Suite 175
                      Eagan, MN 55121
                      Attn: Board of Directors

                      With a copy to:

                      Buchanan Ingersoll Professional Corporation
                      Eleven Penn Center
                      1845 Market Street
                      Philadelphia, PA 19103
                      Attn: Vincent A. Vietti, Esquire

                  (b) If to the Consultant:
                      Barry Wendt
                      9708 Park Brook Ave.
                      Las Vegas, NV. 89134

         17. CONSTRUCTION OF AGREEMENT.

                  (a) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         18. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, including all Exhibits which shall form parts hereof, contains the entire agreement of the parties concerning the Consultant's engagement and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

         19. SURVIVAL. The Consultant's obligations under Paragraphs 5, 7, 8, 9, 10 and 11 shall survive and continue pursuant to the terms and conditions of this Agreement following any termination.

         20. UNDERSTANDING. The Consultant represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his private attorney, that to the extent he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of the Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         22. INJUNCTIVE RELIEF. The Parties hereby agree and acknowledge that in the event of a breach or threatened breach of this Agreement by either Party, the non-breaching Party may suffer irreparable harm and monetary damages alone would not adequately compensate the Party. Accordingly, the non-breaching Party will therefore be entitled to injunctive relief to enforce this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Consultant has set his hand, all as of the day and year first above written.

                                        SAC TECHNOLOGIES, INC.

                                        By: /s/ Jeffry R. Brown
                                            -------------------
                                            Name: Jeffry R. Brown
                                            Title: Chief Executive Officer

                                        CONSULTANT

                                        /s/ Barry Wendt
                                        ---------------
                                        Barry Wendt